EXHIBIT 16.1

September 12, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Behringer Harvard Opportunity REIT I, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 27 of Form S-11, as part of the Pre Effective Amendment No. 4 to the REIT's Registration Statement on Form S-11. We agree with the statements concerning our Firm in such Form S-11.

Very truly yours,

/s/ PricewaterhouseCoopers LLP